Exhibit 99.1

Radius Announces FDA Acceptance for Filing of New Drug Application for Abaloparatide-SC for the Treatment of Postmenopausal Women with Osteoporosis

WALTHAM, Mass., May 31, 2016 — Radius Health, Inc. (Nasdaq: RDUS), a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases, today announced that its New Drug Application (NDA) for abaloparatide—SC has been accepted for filing by the U.S. Food and Drug Administration (FDA).  The acceptance of the NDA reflects the FDA’s determination that the application is sufficiently complete to permit a substantive review.

“The FDA’s acceptance for filing of our abaloparatide-SC NDA is a major milestone for Radius and we look forward to continuing to work with the FDA as they review our application,” said Robert E. Ward, President and CEO of Radius Health. “Given the high unmet medical need in osteoporosis, we believe that abaloparatide-SC, if approved, has the potential to become a promising new treatment option for the approximately 10 million postmenopausal women with osteoporosis, many of whom remain untreated.”

The NDA is supported by data from the entire abaloparatide-SC development program, including the results from the 18-month Phase 3 ACTIVE trial in 2,463 postmenopausal women with osteoporosis and the first six months of the ACTIVExtend trial in 1,139 of the ACTIVE participants.  Positive results for abaloparatide-SC treatment groups from the ACTIVE and ACTIVExtend trials have met the primary and secondary endpoints essential for submission of the NDA, including the primary endpoint of reduction of vertebral fractures as well as key endpoints of reduction of nonvertebral, clinical, and major osteoporotic fractures.  In these and the other trials submitted in the NDA, abaloparatide-SC administered at a dose of 80 mcg daily was generally safe and well tolerated in postmenopausal women with osteoporosis.

As previously reported, Radius submitted a Centralised Marketing Authorisation Application (MAA) for abaloparatide-SC in the European Union on November 17, 2015, which was validated by the European Medicines Agency (EMA) in December 2015, and is currently undergoing active regulatory assessment by the Committee for Medicinal Products for Human Use of the EMA (CHMP).  The EMA has granted Radius an additional 3-month extension to the procedural timetable for response in the ongoing MAA assessment. As a result of this extension to the procedural timetable, the Company now anticipates that the CHMP may adopt an Opinion regarding the MAA in late 2016 or in 2017.

Abaloparatide-SC is an investigational treatment for postmenopausal women with osteoporosis and its safety and efficacy have not been established.

About Radius

Radius is a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases. Radius’ lead product candidate, the investigational drug abaloparatide for subcutaneous injection, has completed Phase 3 development for potential use in the reduction of fracture risk in postmenopausal women with osteoporosis. Radius’ Marketing Authorisation Application (MAA) for abaloparatide-SC for the treatment of postmenopausal women with osteoporosis is under regulatory review in Europe and a New Drug Application (NDA) has been accepted for filing by the FDA.  The Radius clinical pipeline also includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug RAD1901 for potential use in hormone-driven and/or hormone-resistant breast cancer, and vasomotor symptoms in postmenopausal women. Radius’ preclinical pipeline includes RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in multiple applications including cancer.

About Abaloparatide

Abaloparatide is an investigational therapy for the potential treatment of postmenopausal women with osteoporosis. Abaloparatide is a novel synthetic peptide that engages the parathyroid hormone receptor (PTH1 receptor) and was selected for clinical development based on its favorable bone building activity.

Abaloparatide has completed Phase 3 development for potential use as a daily self-administered injection (abaloparatide-SC). Radius’ NDA for abaloparatide-SC was accepted for filing by the US Food and Drug Administration in May 2016, for the treatment of postmenopausal women with osteoporosis. In December 2015, Radius’s MAA for abaloparatide-SC for the treatment of postmenopausal women with osteoporosis was validated by the European Medicines Agency for commencement of Centralised assessment by the Committee for Medicinal Products for Human Use (CHMP). The MAA is currently undergoing regulatory review by the CHMP.

Radius also is developing abaloparatide-transdermal (abaloparatide-TD) based on 3M’s patented Microstructured Transdermal System technology for potential use as a short wear-time transdermal patch.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations for abaloparatide-SC, including without limitation, expectations regarding the clinical significance of clinical trial data for abaloparatide-SC, the potential medical benefit of treatment with abaloparatide-SC for postmenopausal women with osteoporosis, the progress of abaloparatide-SC in the regulatory process with the FDA and the EMA, and the potential clinical uses for the abaloparatide transdermal patch, RAD1901 and RAD140.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that the results of clinical trials of abaloparatide-SC will not meet regulatory requirements for approval or that regulatory authorities may require additional data or further studies; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; the risk that results of clinical trials of abaloparatide-SC and of our other product candidates may not support product claims, even if approved; failure to achieve market acceptance of abaloparatide-SC, if approved; the availability of coverage and reimbursement for abaloparatide-SC, if approved; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of abaloparatide-SC affected the reliability of the data from the study; failure to establish an effective process for distribution of abaloparatide-SC; and the other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 25, 2016, and in our other reports filed with the SEC, that could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Barbara Ryan

Email: bryan@radiuspharm.com

Phone: 203-274-2825

Media Contact:

Lori Gorski

Email: Lgorski@radiuspharm.com

Phone: 617-551-4096